UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2024

VEMANTI GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56266	46-5317552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7545 Irvine Center Dr., Ste 200, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 559-7200

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2024, Vemanti Group, Inc., a Nevada Corporation (the “Company”) filed a certificate of designation of its Series B Convertible Preferred Stock, par value $0.0001 per share, (the “Series B Preferred Stock”) with the Nevada Secretary of State (the “Series B Certificate of Designation”). Pursuant to the Series B Certificate of Designation, the board of directors of the Company (the “Board”) established, fixed, and designated Ten Million (10,000,000) of the authorized but unissued shares of the Company’s Preferred Stock as Series B Preferred Stock, with rights, preferences and limitations as described in the Series B Certificate of Designation. The below summary of the Series B Certificate of Designation is not complete and is qualified in its entirety by reference to the Series B Certificate of Designation, a copy of which was filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Dividends

No dividends shall accrue or be paid to the holders of Series B Preferred Stock prior to uplisting any of the Company’s securities to a senior securities exchange. After any such uplisting, dividends shall accrue and be paid solely at the discretion of the Board and upon the terms declared by the Board.

Ranking

All shares of the Series B Preferred Stock shall rank (i) junior to any class or series of Preferred Stock or other capital stock of the Company created after the date of the Series B Certificate of Designation (with the unanimous written consent of the holders of the shares of Series B Preferred Stock, specifically ranking senior to the Series B Preferred Stock), and (ii) senior to all of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), the Company’s currently existing Series A Preferred Stock and any other class of securities that is specifically designated junior to the Series B Preferred Stock (“Junior Securities”).

Liquidation

In the event of any Liquidation, the holders of the outstanding Series B Preferred Stock are entitled, but are not required, to convert their shares of Series B Preferred Stock into shares of Common Stock. The Series B Preferred Stock shall be paid out of the assets of the Company available for distribution before any payment shall be made to the holders of Junior Securities. The holders of Series B Preferred Stock will not be entitled to any other amounts from the Company after they have received their full liquidating distribution.

Conversion

Upon written election to the Company, holders of Series B Preferred Stock shall have the right to convert each outstanding share (partial conversions of individual shares are not permitted) of Series B Preferred Stock into an aggregate number of shares of Common Stock as determined by dividing (a) the Liquidation Value of the number of shares of Series B Preferred Stock being converted by (b) the Conversion Price in effect immediately prior to such conversion. The Company shall at all times when any shares of Series B Preferred Stock is outstanding reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Series B Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series B Preferred Stock, taking into account any adjustment to such number of shares so issuable in accordance with the terms of the Series B Certificate of Designation. Pursuant to the Series B Certificate of Designation, the Company shall not effect any conversions of Series B Preferred Stock and the holders shall not have the right to convert any portion of Series B Preferred Stock to the extent that after giving effect to such conversion, the holder, together with any affiliate thereof, would beneficially own, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, in excess of 9.99% of the number of shares of Common Stock outstanding, immediately after giving effect to such conversion.

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Voting Rights

The Series B Preferred Stock is voting stock. Holders of the Series B Preferred Stock are entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock basis. Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Accordingly, holders of Series B Preferred Stock will be entitled to one vote for each whole share of Common Stock into which their Series B Preferred Stock is then-convertible on all matters submitted to a vote of stockholders.

The Series B Preferred Stock also has special voting rights in relation to specified corporate actions, such as issuing any series of stock ranked senior to the Series B Preferred Stock. For these corporate actions, listed in detail in the Series B Certificate of Designation, the Company cannot act without the approval of at least two-thirds of the issued and outstanding Series B Preferred Stock voting separately as a single class.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of the Series B Convertible Preferred Stock of Vemanti Group, Inc. filed with the Secretary of State of Nevada on March 27, 2024
104	Inline XBRL for the cover page of this Current Report on Form 8-K

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VEMANTI GROUP, INC.

Dated: March 28, 2024	By:	/s/ Tan Tran
	Name:	Tan Tran
	Title:	Chief Executive Officer

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